Exhibit 99.i

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

September 6, 2019

Source Capital, Inc.

11601 Wilshire Boulevard, Suite 1200

Los Angeles, California 90025

Re:                             Source Capital, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to Source Capital, Inc., a Delaware corporation (the “Fund”), in connection with the issuance by the Fund of shares of common stock (the “Shares”), pursuant to the exercise of rights (the “Rights”) to be distributed to stockholders of the Fund, all in accordance with the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), as filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2019, Pre-Effective Amendment No. 1, under the Securities Act, and Amendment No. 21 under the 1940 Act, filed with the Commission on August 27, 2019, and Pre-Effective Amendment No. 2, under the Securities Act, and Amendment No. 22 under the 1940 Act, filed with the Commission on September 6, 2019 (collectively, the “Registration Statement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Certificate of Incorporation dated as of June 19, 1968, as amended on October 15, 1968, as amended on October 10, 1972, as amended on May 20, 1981, and as amended on May 19, 1982 (the “Certificate of Incorporation”).  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.  We have reviewed (i) the Certificate of Incorporation; (ii) the By-Laws, effective as of August 7, 2006; (iii) certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Fund on September 5, 2019, authorizing, among other things, the issuance of the Shares pursuant to the exercise of the Rights; (iii) a certificate, dated September 6, 2019, from the Secretary of State of the State of Delaware with respect to the Fund’s good standing in the State of Delaware; (iv) the Registration Statement; and (v) such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued and paid for upon exercise of the Rights in accordance with the Certificate of Incorporation and the

Resolutions and in the manner contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares offered pursuant to the Registration Statement:

(i)           the terms of the issuance and sale of the Shares shall have been duly established in accordance with all applicable laws and any dealer manager agreement, subscription agreement and any other relevant agreement relating to the terms of the offer and sale of the Shares.

(ii)        the dealer manager agreement with respect to the Shares in the form filed as an exhibit to the Registration Statement or any post-effective amendment hereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Fund and other parties thereto;

(iii)     in the case of an agreement or instrument pursuant to which any Shares are to be issued, there shall be no terms or provisions contained therein which would affect the validity of the opinion rendered herein.

The opinion rendered herein speaks only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

We are attorneys licensed to practice only in the State of New York.  The foregoing opinion is limited to the Federal laws of the United States and the Delaware General Corporation Law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have consented to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “Legal Matters” contained in the Prospectus and “Legal Counsel” contained in the Statement of Additional Information in the Registration Statement.  In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP